UNITED STATES
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BENCHMARK ELECTRONICS, INC.

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Benchmark Highlights Strength of Board and Commitment to Best-in-Class Corporate Governance in Letter to Shareholders

Details Major Deficiencies in Industry Expertise, Functional Responsibility and Business Experience of Engaged Capital Nominees

Outlines Engaged Capital’s Activist Track Record and Lack of Shareholder Value Creation

Urges Shareholders to Vote Today “FOR” the Company’s Highly Qualified Director Nominees on the WHITE Proxy Card

ANGLETON, Texas, April 15, 2016 -- Benchmark Electronics, Inc. (NYSE: BHE) today announced that it has mailed a letter to shareholders in connection with its upcoming 2016 Annual Meeting of Shareholders.

The full text of the letter follows:

April 15, 2016

Fellow Benchmark Shareholder:

On May 11, 2016, Benchmark will hold its 2016 Annual Meeting where you will be making an important decision regarding the future of your Company.

We urge you to protect the value of your investment in Benchmark by voting the enclosed WHITE proxy card "FOR" your experienced and highly qualified Director nominees: David Scheible, Michael Dawson, Gayla Delly, Douglas Duncan, Kenneth Lamneck, Bernee Strom, Paul Tufano and Clay Williams.  These directors bring a deep, diverse range of skills, industry and C-level experience, qualifications that are wholly absent from the alternate slate of director candidates proposed by hedge fund Engaged Capital.

BENCHMARK’S BOARD IS EXPERIENCED AND INDEPENDENT, AND ITS INTERESTS ARE CLOSELY ALIGNED WITH SHAREHOLDERS

Your Board and management team are focused on enhancing value for all Benchmark shareholders.  We have taken – and will continue to take – numerous steps to strengthen the Company’s performance and value-creation potential.

Your Board has a demonstrated track record of execution and shareholder value creation.  Your Board is composed of eight directors, all of whom are independent with the exception of Gayla Delly, Benchmark’s Chief Executive Officer. Your dedicated and highly qualified directors have been closely overseeing and stand fully behind management’s execution of the Company’s strategic initiatives to achieve near- and long-term revenue growth and continued profitability.  Benchmark’s eight directors possess critical knowledge of the Company and our industry that is crucial to the ongoing oversight of the successful execution of management’s strategy.  Your Board has adopted stock ownership guidelines to ensure that the interests of all directors are aligned with shareholders and are committed to acting in their best interests.

BENCHMARK’S BOARD IS COMMITTED TO BEST-IN-CLASS CORPORATE GOVERNANCE PRACTICES

Your Board is committed to robust, independent oversight, evidenced by its current profile:

•	Three new independent directors have been added in the last five years, with one new director added and a new Chairman appointed in 2016;
•	Average director tenure is only 6.3 years, significantly less than our peer group[1] median average tenure of 10 years;
•	All directors have significant C-level experience;
•	Separate Chairman and CEO roles; and
•	Two out of eight directors are women.

Furthermore, your Board has recently taken actions to further strengthen corporate governance, including (subject to your approval at the 2016 Annual Meeting) its decision to amend its majority vote standard to allow for a plurality voting standard in a contested election, and instituting a policy requiring any director failing to receive a majority vote in an uncontested election to tender his or her resignation.

Your Board is especially proud of its best-in-class corporate governance practice.  But don’t just take our word for it.  With a Quickscore of 1, Benchmark falls within the top decile of companies covered by Institutional Shareholder Services.  Furthermore, as part of our ongoing commitment, we engage extensively with shareholders on the topic of governance.  Here are select thoughts from some of our large institutional holders expressed in meetings with management over the past several months:

“That’s a good Board you have there. They get it. Great oversight.”
Institutional Shareholder A

“Great governance structure. Compensation aligned with strategy.”
Institutional Shareholder B

“Really happy with the way the company is set up. Cleanest and best governance presentation we have seen in a while. Congratulations on your governance.”
Institutional Shareholder C

1 Peer group consists of Celestica, Flextronics, Jabil, Plexus and Sanmina.

ENGAGED CAPITAL’S NOMINEES LACK RELEVANT BUSINESS AND LEADERSHIP EXPERIENCE AND ARE UNQUALIFIED TO SERVE ON YOUR BOARD

In direct contrast to Benchmark’s highly qualified directors, the director nominees proposed by hedge fund Engaged Capital have major deficiencies in industry expertise, functional responsibility and business experience.

As we have previously noted, Benchmark has sought to work constructively with Engaged Capital. Benchmark repeatedly requested that Engaged Capital provide contact details for its proposed director candidates so that they could be included in the Company's candidate review process.  Your Board strongly believes that maintaining rigorous selection criteria and conducting reasonable diligence on any Board candidate is necessary to protect the interests of all shareholders.

None of Engaged Capital’s nominees has any experience in electronic manufacturing services (“EMS”), none have ever served as a CFO or COO in any industry, and only one has very limited experience as an interim CEO.  In addition, only one candidate has served on the board of a public company.  Furthermore, Engaged Capital has repeatedly insisted that Mr. Springstubb – a 32-year-old analyst whose career has largely been spent as a junior investment management professional, and who has absolutely no background in EMS specifically or even business management – must serve as a director as part of any settlement of Engaged Capital’s costly and distracting campaign2.

Simply put, Engaged Capital’s hand-picked slate of under-qualified nominees does not meet Benchmark’s rigorous criteria of required industry, functional responsibility and business experience, as illustrated by the chart below prepared by the Board’s independent third-party search firm.

BENCHMARK NOMINEES	Global Technology Manufacturer	Global Industrial Manufacturer	CFO	Outside Board Experience	Investor Relations	M&A	Strategy	Public Markets Debt	Capital Structure	C- Score[3]
Paul Tufano	✓	✓	✓	✓	✓	✓	✓	✓	✓	Yes
Michael Dawson			✓	✓	✓	✓	✓	✓	✓	Yes
Bernee Strom	✓	✓		✓	✓	✓	✓	✓	✓	Yes
Clay Williams	✓	✓	✓	✓	✓	✓	✓	✓	✓	Yes
ENGAGED CAPITAL NOMINEES	Global Technology Manufacturer	Global Industrial Manufacturer	CFO	Outside Board Experience	Investor Relations	M&A	Strategy	Public Markets Debt	Capital Structure	C- Score
Robert Gifford	✓									No
Jeffrey McCreary	✓			✓		✓				Limited
Brendan Springstubb										No

2 See for example Engaged Capital’s definitive proxy statement filed March 29, 2016.
3 C-Score (Yes / No / Limited) answers the question: Is the candidate comparable in experience to the CEO, CFO and or Board Members?

Given their stark, demonstrated weaknesses in skills and experience, it is difficult to see how the dissident’s nominees could add any value to Benchmark’s highly qualified and diverse candidates.

ENGAGED CAPITAL’S ACTIVIST TRACK RECORD DOES NOT SUPPORT ITS CLAIMS THAT ITS RECOMMENDATIONS CREATE VALUE FOR ALL SHAREHOLDERS

Reviewing the stock price performance for companies where activist hedge fund Engaged Capital obtained dissident representation on the Board either through settlement or a proxy contest victory4, we discovered that, there was an average 15% share price decline after Engaged Capital secured a change in board composition, as documented in the table below.

Target Company	Engaged Director Appointment	Share Price at Appointment	Closing Price 04/11/16	Returns	Returns Against S&P 500

Abercrombie & Fitch & Co	19-Jun-14	$42.60	$28.10	(34.0%)	(38.2%)
HeartWare International	14-Mar-16	31.06	30.92	(0.5%)	(1.6%)
Jamba Inc	13-Jan-15	16.12	12.43	(22.9%)	(23.8%)
Medifast Inc	22-Jun-15	32.69	29.81	(8.8%)	(5.0%)
Rovi Corp	19-May-15	16.49	17.48	6.0%	10.0%
TriMas Corp	25-Feb-15	24.51	17.21	(29.8%)	(26.4%)
Average				(15.0%)	(14.2%)

We believe the facts with regards to Engaged Capital’s track record speak for themselves.  Incidentally, we do not see how examples from Glenn Welling’s brief three-year stint at Relational Investors (the “prior firm” referenced in Engaged Capital’s April 7 letter) have any relevance to Engaged Capital’s track record.  We note also that Mr. Welling was not on the board of any of the examples cited in the April 7 letter.

BENCHMARK’S BOARD IS COMMITTED TO CREATING VALUE AND SERVING THE INTERESTS OF
ALL BENCHMARK SHAREHOLDERS

PLEASE VOTE THE WHITE PROXY CARD TODAY

Benchmark is in the midst of executing on a strategic business transformation – we are shifting our business portfolio towards higher-value, higher-margin end markets.  These markets are characterized by longer lifecycle products and extended manufacturing contracts, with customers who have greater outsourcing needs and require higher value-added and engineering-led solutions.  We believe that this transition is allowing us to effectively manage risks associated with our traditional markets, while strategically positioning us to continue our leadership as our industry evolves.  Under the oversight of your Board, Benchmark is leading its peer group in this transition, and has outperformed its peers across several key financial metrics since 2011.

4 Includes all campaigns in which Engaged Capital secured the appointment of a dissident member of a slate or mutually agreeable director by way of a settlement agreement to the board as of 04/11/16. Excludes Engaged Capital’s settlement with Outerwall announced on 4/12/16 given limited timeframe to evaluate returns.

The Benchmark Board firmly believes that Engaged Capital’s inexperienced and unqualified dissident slate risks undermining the ongoing successful execution of Benchmark’s strategy and ability to generate long-term shareholder value.

Protect your investment in Benchmark and vote the WHITE proxy card to support the Benchmark leadership team’s continued strategy to deliver shareholder value.

We strongly encourage you to vote “FOR” Benchmark’s eight highly qualified director nominees on the enclosed WHITE proxy card today.  Whether or not you plan to attend the Annual Meeting, you have an opportunity to protect your investment in Benchmark by voting the WHITE proxy card.  We urge you to vote today by telephone, by internet, or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided.  Please do not return or otherwise vote any blue proxy card sent to you by Engaged Capital even as a protest.  If you have already sent back the blue card, you can still change your vote using the enclosed WHITE proxy card to support your Board’s highly qualified director nominees.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

David W. Scheible	Gayla J. Delly
Chairman of the Board of Directors	President and Chief Executive Officer

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
Proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

About Benchmark Electronics, Inc.
Benchmark provides integrated manufacturing, design and engineering services to original equipment manufacturers of industrial equipment (including equipment for the aerospace and defense industries), telecommunication equipment, computers and related products for business enterprises, medical devices, and test and instrumentation products.  Benchmark's global operations include facilities in seven countries, and its common shares trade on the New York Stock Exchange under the symbol BHE.

Forward-Looking Statements
This letter contains forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict” and similar expressions, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. Our forward-looking statements include, among other things: guidance for 2016; statements, express or implied, concerning future operating results or margins; the ability to generate sales, income or cash flow; the benefits of the Secure acquisition and our ability to continue share repurchases; and Benchmark’s business and growth strategies and expected growth and performance. Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to our operations, markets and business environment generally. If one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All forward-looking statements included in this letter are based upon information available to Benchmark as of the date of this document, and the Company assumes no obligation to update them. Readers are advised to consult further disclosures on related subjects, particularly in Item 1A, “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2015, in its other filings with the U.S. Securities and Exchange Commission (the “SEC”) and in its press releases.

Additional Information and Where to Find It
Benchmark has filed a definitive proxy statement with the SEC with respect to the 2016 Annual Meeting and has mailed the definitive proxy statement and accompanying white proxy card to its shareholders. Benchmark shareholders are strongly encouraged to read the definitive proxy statement, the accompanying white proxy card and other documents filed with the SEC carefully in their entirety when they become available because they contain (or will contain) important information. Benchmark, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Benchmark shareholders in connection with the matters to be considered at Benchmark’s 2016 Annual Meeting. Information about Benchmark’s directors and executive officers is available in Benchmark’s definitive proxy statement for its 2016 Annual Meeting. Shareholders may obtain a free copy of the definitive proxy statement and any other documents filed by Benchmark with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also are available free of charge on Benchmark’s website at www.bench.com under “Investor Relations – Annual Reports” or by contacting Benchmark Investor Relations at (979) 849-6550.